Exhibit 99.2

United Rentals, Inc.
Five Greenwich Office Park
Greenwich, CT 06831

tel: 203 622 3131
fax: 203 622 6080

unitedrentals.com

UNITED RENTALS TERMINATES RAM MERGER AGREEMENT
AND REQUESTS PROMPT PAYMENT OF $100 MILLION TERMINATION FEE

Will Not Appeal Delaware Chancery Court Ruling

Announces Termination of Current Debt Tender Offers
and Consent Solicitations

          GREENWICH, Conn. — December 24, 2007 — United Rentals, Inc. (NYSE: URI) (“United Rentals” or the “Company”) today said that it has delivered a notice of termination of its July 22, 2007 merger agreement with RAM Holdings, Inc. and RAM Acquisition Corp. (acquisition vehicles formed by Cerberus Capital Management, L.P.).

          In delivering the notice, United Rentals has requested that Cerberus Partners, L.P., pursuant to the guarantee given at the time of the merger agreement, pay United Rentals the $100 million termination fee required by the merger agreement. Under the agreement, the fee is payable promptly and in any event within two days of termination.

          A United Rentals spokesperson said: “In light of Chancellor Chandler’s December 21st opinion, the United Rentals Board of Directors has determined that the Company is best served by terminating the merger agreement and the constraints it imposes. We remain committed to enhancing shareholder value, and believe the immediate need is to move forward and focus our energies on our business.”

          In light of the termination of the merger agreement, United Rentals also announced that it will not be appealing the Delaware Chancery Court opinion and is terminating the previously announced debt tender offers and consent solicitations (the “Offers”) being made by its wholly-owned subsidiary, United Rentals (North America), Inc. (“URNA”).

          The Offers expired at Midnight, New York City time on December 21, 2007. The Offers were being conducted pursuant to URNA’s Offer to Purchase and Consent Solicitation Statement, dated October 16, 2007 (the “Statement”), and related to URNA’s outstanding (i) 6 1/2% Senior Notes due 2012, (ii) 7 3/4% Senior Subordinated Notes due 2013, and (iii) 7% Senior Subordinated Notes due 2014 (collectively, the “Notes”). The Offers have been terminated because completion of the merger contemplated by the merger agreement was a condition to consummating the Offers.

          As a result of the termination of the Offers, the proposed amendments to the indentures pursuant to which the Notes were issued will not become operative.

          All Notes that were tendered in the Offers will be returned promptly to the respective holders thereof without any action required on the part of the holders.

          About United Rentals

          United Rentals, Inc. is the largest equipment rental company in the world based on revenue, with an integrated network of over 690 rental locations in 48 states, 10 Canadian provinces and one location in Mexico.  The Company’s approximately 11,500 employees serve construction and industrial customers, utilities, municipalities, homeowners and others.  The Company offers for rent over 20,000 classes of rental equipment with a total original cost of $4.3 billion.  The Company is a member of the Standard & Poor’s MidCap 400 Index and the Russell 2000 Index ® and is headquartered in Greenwich, Conn.  Additional information about the Company is available at www.unitedrentals.com.

          Forward Looking Statements

          Certain statements in this press release are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.    These statements can generally be identified by words such as “believes,” “expects,” “plans,” “intends,” “projects,” “forecasts,” “may,” “will,” “should,” “on track” or “anticipates,” or the negative thereof or comparable terminology, or by discussions of vision, strategy or outlook. Our businesses and operations are subject to a variety of risks and uncertainties, many of which are beyond our control, and, consequently, actual results may differ materially from those expected by any forward-looking statements. For a description of factors that could cause actual results to differ from those expected, please refer to our Annual Report on Form 10-K for the year ended December 31, 2006, as well as to our subsequent filings with the SEC. Our forward-looking statements contained herein speak only as of the date hereof, and we make no commitment to update or publicly release any revisions to forward-looking statements in order to reflect new information or subsequent events, circumstances or changes in expectations.

Contact:

Kekst and Company
Mark Semer or Tom Davies
(212) 521-4800

Hyde Park Financial Communications
Fred Bratman
(203) 618-7318
cell: (917) 847-4507
fbratman@hydeparkfin.com